EXHIBIT 4.15

                                 AMENDMENT NO. 2
                                       TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                         CARRIAGE SERVICES CAPITAL TRUST

      This Amendment No. 2 to the Amended and Restated Declaration of Trust of Carriage Services Capital Trust (the "Trust"), dated as of August 17, 1999 (this "Amendment"), is made and entered into by and among Carriage Services, Inc., a Delaware corporation, as Sponsor (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as Property Trustee (the "Property Trustee"), and Mark W. Duffey, Thomas C. Livengood and Terry E. Sanford (each an "Administrative Trustee," and collectively, the "Administrative Trustees").

                               W I T N E S S E T H

      WHEREAS, the Trust is a Delaware business trust that was created under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. ss. 3801, eT Seq. (the "Act") pursuant to (i) the Declaration of Trust, dated as of May 24, 1999 (the "Original Declaration"), which Original Declaration was amended and restated in its entirety by the Amended and Restated Declaration of Trust, dated as of June 3, 1999, which was subsequently amended by Amendment No. 1 dated as of July 29, 1999 (as amended, the "Declaration"), and (ii) the Certificate of Trust of the Trust, dated as of May 24, 1999, as filed with the Office of the Secretary of State of the State of Delaware on May 24, 1999;

      WHEREAS, the parties hereto are amending the Declaration to correct a provision in the Declaration that is inconsistent with another provision in the Declaration;

      WHEREAS, this Amendment does not adversely affect in any material respect the interests of any Holder of Securities and does not adversely affect the powers, preferences or rights of the Securities; and

      WHEREAS, in accordance with the terms of Section 12.01(a) of the Declaration, the Sponsor, the Property Trustee and the Administrative Trustees have the power to amend the Declaration to reflect the terms set forth below.

      NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

I.    AMENDMENT.

      A. Section 4.01 of the Declaration is hereby amended by deleting the first and only sentence of such section and replacing it with the following:

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            On the Closing Date and any Optional Closing Date the Sponsor will purchase an amount of Common Securities issued by the Trust such that the aggregate liquidation amount of such Common Securities purchased by the Sponsor shall at such date equal at least 3% of the total capital of the Trust.

      B. Section 1(b) of Annex I to the Declaration is hereby amended by deleting the first sentence of such section and replacing it with the following:

            57,992 Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of Two Million Eight Hundred Ninety-Nine Thousand Six Hundred Dollars ($2,899,600) and a liquidation amount with respect to the assets of the Trust of $50 per Common Security, are hereby designated for the purposes of identification only as "7% Convertible Common Securities" (the "Common Securities").

II.   MISCELLANEOUS.

      A. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

      B. FULL FORCE AND EFFECT. Except to the extent modified hereby, the Declaration shall remain in full force and effect.

      C. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

      D. GOVERNING LAW. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

      E. EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective upon the giving of notice of this Amendment to the Holders of the Securities, in accordance with Sections 12.01 and 15.01 of the Declaration.

      F. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

                                    CARRIAGE SERVICES, INC.,
                                     as Sponsor


                                    By: /s/ THOMAS C. LIVENGOOD
                                        -----------------------
                                    Name:   Thomas C. Livengood
                                    Title:  Executive Vice President


                                    WILMINGTON TRUST COMPANY,
                                     as Property Trustee


                                    By: /s/ MARY C. ST. AMAND
                                        -----------------------
                                    Name:   Mary C. St. Amand
                                    Title:  Authorized Signatory


                                    MARK W. DUFFEY,
                                     as Administrative Trustee

                                    /s/ MARK W. DUFFEY
                                    -----------------------

                                    THOMAS C. LIVENGOOD,
                                     as Administrative Trustee

                                    /s/ THOMAS C. LIVENGOOD
                                    -----------------------

                                    TERRY E. SANFORD,
                                     as Administrative Trustee

                                    /s/ TERRY E. SANFORD
                                    -----------------------

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